                                                                    Exhibit 6(i)

            FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

                               Directors' Meeting
                                October 11, 1989

                                Agenda Item No. 2


RESOLVED, That the Declaration and Certificate of Incorporation and Charter of First SAFECO National Life Insurance Company of New York ("Charter") filed with the Secretary of State of the State of New York on April 23, 1987 be and the same hereby is accepted as the Charter of First SAFECO National Life Insurance Company of New York;

RESOLVED FURTHER, That the said Charter of First SAFECO National Life Insurance Company of New York be included in the minute book of the Company;

RESOLVED FURTHER, That all actions taken with respect to the incorporation of the Company by Neil M. Merkl, Anne T. Flanagan, Milton Edelman, Anthony J. Mercorella, Wayne E. Bergeest, Leah Rothstein, Michael J. Kinzeer, Neil Rucksdashel, Michael M. Pennington, Richard E. Zunker, Richard C. Campbell II, Roger F. Harbin, Scott Taylor, Orville E. Ward, and James T. Flynn, the incorporators of the Company, be and the same hereby are, ratified and approved in all respects.

                  DECLARATION AND CERTIFICATE OF INCORPORATION
                                 AND CHARTER OF
            FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                     UNDER SECTION 1201 OF THE INSURANCE LAW

         We, the undersigned, being natural persons each of whom is at least eighteen years of age and citizens of the United States and at least three of which are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in Paragraphs "1", "2", and "3" of Section 1113(a) of the Insurance Law of the State of New York and the kinds of reinsurance authorized under
Section 1114 of the Insurance Laws of the State of New York and we do hereby certify that the following is the proposed Charter of the Corporation:

                                        I

         The name of the Corporation is First SAFECO National Life Insurance Company of New York.

                                       II
         The principal office of the Corporation shall be located in the County and State of New York.

                                       III
         The kinds of insurance business is transacted by the Corporation shall be as follows:

         (1) "Life Insurance", meaning every insurance upon the lives of human beings and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, or to provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. Amounts paid to the Corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.

         (2) "Annuities", meaning all agreements to make periodical payments for a period certain or where the making or continuance of al or some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph (1) of this Article. Amounts paid to the Corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to
                  Section 4240 of the Insurance Law of the State of New York.

         (3)      "Accident and health insurance", meaning

                  (a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the Workers Compensation Law, except as specified in subparagraph (b) following; and

                  (b) Non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the Corporation the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

         (4) "Reinsurance", meaning all kinds of reinsurance of the kinds of insurance permitted in subparagraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York as authorized by Section 1114 of the Insurance Law of the State of New York.

         (5) Such other insurance or other business as a stock life insurance company now is or hereinafter may be permitted to transact under Section 1714 of the Insurance Law of the State of New York and under any other Section of the Insurance Law of the State of New York and under any other applicable law and for which the Corporation shall have the required capital and surplus.

                                       IV
         The Board of Directors shall consist of not less than 13 or more than 21 members of whom will be at least eighteen years of age. At all times the majority of the directors shall be citizens and residents of the United States and not less than three directors shall be residents of the State of New York. The directors shall not be required to hold any shares of stock in the Corporation.

                                        V
         The mode and manner in which the corporate powers of the Corporation shall be exercised are through a Board of Directors and through such officers and agents as said board shall empower.

                                       VI
         The following named persons shall be the first directors of the Corporation who shall serve until the first annual meeting of the Corporation:

                               BOARD OF DIRECTORS

                                        POST OFFICE
NAME                                    RESIDENCE ADDRESS
----                                    -----------------
Kenneth N. Berk                         67-18 70th Avenue
                                        Glendale, NY  11385

Neil M. Merkl                 35-35 161st Street
                              Flushing, NY  11358

Milton Edelman                444 River Road
                              Fair Haven, NJ  07701

Richard E. Lundgren           764 S 293rd Street
                              Federal Way, WA  98003

Larry L. Pinnt                15306 NE 290th Street
                              Woodinville, WA  98072

John W. Schneider             2711 E Beaver Lake Drive SE
                              Issaquah, WA  98027

Judith M. Runstad             2700 Boyer Avenue East
                              Seattle, WA  98102

Orville E. Ward               35790 - 27th Avenue South
                              Federal Way, WA  98003

Roger H. Eigsti               11701 NE 36th Place
                              Bellevue, WA  98005

Richard E. Zunker             #1 Lewis Lane
                              Mercer Island, WA  98040

Richard W. Hubbard            1228 NW 126th Street
                              Seattle, WA  98177

Boh A. Dickey                 14265 - 131st NE
                              Kirkland, WA  98034

L. Donovan McClean            7231 - 91st SE
                              Mercer Island, WA  98040

                                       VII

         The annual meeting of the stockholders of the Corporation shall be held on the Third Tuesday in May of each year (or if a legal holiday on the next business day), on such date and at such place and time as the Board of Directors shall by resolution prescribe in accordance with the Corporation By-laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such annual meeting

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

the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next annual meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the board, at a meeting called for that purpose or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken. Upon their election, the directors shall elect a Chairman and such officers of the Corporation as provided for in the By-Laws which the Board of Directors shall have the power to make and amend.

                                      VIII

         The duration of the corporate existence of the Corporation shall be perpetual.

                                       IX

         The amount of the authorized capital of the Corporation shall be $2,000,000 and shall consist of 20,000 shares of Common Stock having a par value of $100.00 per share.

IN WITNESS WHEREOF, we the undersigned incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.


------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC



------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC

------------------------------------   STATE OF       )
                                                      )   ss.:
                                       COUNTY OF      )


                                       on the day of ______________, 1987,
                                       before me personally came _______________ to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that s(he) executed the same.



                                       -----------------------------------------
                                                     NOTARY PUBLIC